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                          CONSENT OF INDEPENDENT ACCOUNTANTS



     To the Trustees of Heritage
              Income - Growth Trust:


                      We consent to the inclusion in Post-Effective Amendment No. 12 to the Registration Statement of Heritage Income-Growth Trust on Form N-1A of our report dated November 27, 1995 on our audit of the financial statements and financial highlights of the Fund, which are also included in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Registration Statement.






                                                   /s/  Coopers & Lybrand L.L.P.
     Boston, Massachusetts                              Coopers & Lybrand L.L.P.
     January 24, 1996
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